EXHIBIT 12.

POWER OF ATTORNEY


I, the undersigned Principal Executive Officer of each of the funds listed on Schedule A hereto, hereby severally constitute and appoint John A. Hill, George Putnam III, Jonathan S. Horwitz, John W. Gerstmayr, Bryan Chegwidden and James P. Pappas, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in the capacities indicated below, the Registration Statements on Form N-1A, Form N-2 or Form N-14 of each of the funds listed on Schedule A hereto and any and all amendments (including post-effective amendments) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature                   Title                         Date

/s/ Charles E. Porter       Executive Vice President,     September 16, 2004
---------------------       Associate Treasurer and
Charles E. Porter           Principal Executive Officer


Schedule A
Putnam High Income Bond Fund
Putnam High Income Opportunities Trust
Putnam Master Income Trust
Putnam Premier Income Trust